BLANK ROME COMISKY & MCCAULEY LLP
A Pennsylvania LLP

                                February 8, 2001

Constellation 3D, Inc.
230 Park Avenue, Suite 453
New York, New York 10169

         Re: Constellation 3D, Inc., Registration Statement on Form S-3
             ----------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Constellation 3D, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), relating to the offering of up to 5,791,330 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock") and of Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Registration No. 333-48378) filed by the Company pursuant to Rule 414 under the Securities Act of 1933, as amended, as a successor issuer of Constellation 3D, Inc., a Florida corporation. All of the shares covered by the Registration Statement (the "Shares") may be sold by certain stockholders of the Company. Of those Shares, up to 3,481,407 Shares may be issued under warrants and a convertible debenture granted by the Company to certain equity holders (the foregoing warrants and convertible debenture being hereinafter collectively called the "Securities").

         In rendering the opinion set forth below, we have reviewed the Company's Certificate of Incorporation, the Company's Bylaws, resolutions adopted by the Boards of Directors of the Company and the predecessor of the Company, the Agreement and Plan of Merger between the Company and its predecessor, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         Based upon the foregoing, we are of the opinion that: (i) the Shares issuable under the Securities, when issued by the Company and paid for in the manner contemplated by the terms of the Securities, will be duly authorized, validly issued, fully paid and nonassessable, and (ii) all other Shares are duly authorized, validly issued, fully paid and nonassessable.

February 8, 2001
Page 2


         Our opinion set forth above is limited to the corporation laws of the State of Delaware, and we express no opinion as to any other laws, statutes, rules or regulations.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters."


                                Very truly yours,

                                       BLANK ROME COMISKY & McCAULEY LLP


                                       By: /s/ BLANK ROME COMISKY & McCAULEY LLP
                                           -------------------------------------